Exhibit 99.1

  1.   Joint Filing.  Pursuant to Rule 13d-1(k)(1)(iii) of Regulation
13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

  2. Power of Attorney. Know all persons by these presents that each person whose signature appears below constitutes and appoints W. Robert Cotham, Mark L. Hart, Jr., and William P. Hallman, Jr. and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all reports filed pursuant to Sections 13(d), 13(g) or 16(a) of the Securities Exchange Act of 1934, filed on behalf of each of them with respect to their beneficial ownership of Onyx Acceptance Corporation and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


  DATED:     August 21, 1998


                                /s/ W. R. Cotham
                               W. R. Cotham,
                               Attorney-in-Fact for:

                               THE BASS MANAGEMENT TRUST (1)
                               SID R. BASS MANAGEMENT TRUST (2)
                               LEE M. BASS (3)


(1) A Power of Attorney authorizing W. R. Cotham, et al., to act on behalf of The Bass Management Trust previously has been filed with the Securities and Exchange Commission.

(2) A Power of Attorney authorizing W. R. Cotham, et al., to act on behalf of Sid R. Bass Management Trust previously has been filed with the Securities and Exchange Commission.

(3) A Power of Attorney authorizing W. R. Cotham, et al., to act on behalf of Lee M. Bass previously has been filed with the Securities and Exchange Commission.